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                                  EXHIBIT 99.1

                                  PRESS RELEASE

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CONTACT: BILL PIERCE
Monadnock Community Bancorp, Inc.
Phone 603-924-9654
Fax 603-924-9379

November 22, 2004

PRESS RELEASE
FOR IMMEDIATE RELEASE


                   MONADNOCK COMMUNITY BANCORP, INC. ANNOUNCES
                  THE APPOINTMENT OF NEW OFFICER, KARL F. BETZ

        (Peterborough, NH) ---- Monadnock Community Bancorp, Inc. President &

Chief Executive Officer, William M. Pierce, announced today that Karl F. Betz has joined Monadnock Community Bancorp, Inc., its parent corporation, Monadnock

Mutual Holding Company, and its subsidiary Monadnock Community Bank as Senior

Vice President, Chief Financial Officer and Treasurer.

        Pierce said of Betz, "We are excited to have Karl as a new member of the

Monadnock team. He brings a strong finance and banking background to the company along with a great reputation in the local community." Betz has spent the last

20 years in the accounting and banking business. He was previously the Finance

Officer and Secretary of the Board of Directors for Ocean National Bank, located in Keene, New Hampshire. He also held various senior positions with Granite Bank in Keene and the Primary Bank in Peterborough as well as with the accounting firm KPMG Peat Marwick.

        Monadnock Community Bank is a subsidiary of Monadnock Community Bancorp,

Inc. (OTC BB:MNCK). The bank recently converted to a stock savings bank with the concurrent formation of Monadnock Community Bancorp, Inc. as the stock holding company of the bank and formation of Monadnock Mutual Holding Company as the company's mutual holding company. The bank serves the Peterborough, New

Hampshire and Winchendon, Massachusetts communities through its two full service offices.